  As filed with the Securities and Exchange Commission on February 19, 1999
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                              __________________

                           ROGUE WAVE SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)


                              __________________
            Delaware                                  93-1064214
    (State of Incorporation)              (I.R.S. Employer Identification No.)

                              ___________________

                             5500 Flatiron Parkway
                               Boulder, CO 80301
                                (303) 473-9118
         (Address and telephone number of principal executive offices)

                              ___________________

                          1996 Equity Incentive Plan
                         Employee Stock Purchase Plan
                    1997 Non-Officer Equity Incentive Plan
                           (Full title of the plans)
                             ____________________

                               Michael J. Scally
                     President and Chief Executive Officer
                           Rogue Wave Software, Inc.
                             5500 Flatiron Parkway
                               Boulder, CO 80301
                                (303) 545-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                                  Copies to:
                          James F. Fulton, Jr., Esq.
                              Cooley Godward llp
                              3000 Sand Hill Road
                             Building 3, Suite 230
                       Menlo Park, California 94025-7116
                                (650) 843-5000
                             _____________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
=================================================================================================================================
                                                            Proposed Maximum         Proposed Maximum
    Title of Securities                Amount to be          Offering Price         Aggregate Offering Price          Amount of
     to Be Registered                  Registered (1)           Per Share                     (2)                Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock
 (par value $.001)                    1,050,000 shares           $9.66                 $10,143,000                $2,780.00
=================================================================================================================================
=================================================================================================================================

(1) Comprised of 500,000, 100,000 and 450,000 shares of Common Stock to be registered under the 1996 Equity Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, and the 1997 Non-Officer Equity Incentive Plan, as amended, respectively.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to options previously granted under the Registrant's 1997 Non-Officer Equity Incentive Plan, as amended and (b) the price per share and aggregate offering price based upon the average of the high and low price closing price of Registrant's Common Stock within the five business days prior to February 17, 1999 as reported on the Nasdaq National Market for options and shares to be granted under the 1996 Equity Incentive Plan, the Employee Stock Purchase Plan and the 1997 Non-Officer Stock Option Plan, each as amended. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. The following chart illustrates the calculation of the registration fee:

=========================================================================================================================
=========================================================================================================================

           Type of Shares                    Number of Shares       Offering Price Per Share    Aggregate Offering Price
------------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 options available for grant under
 the 1996 Equity Incentive Plan, as              500,000                    $9.66(b)                 $ 4,830,000
 amended
------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the
 Employee Stock Purchase Plan, as
 amended                                        100,000                     $9.66(b)                 $   966,000
------------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 outstanding options under the 1997
 Non-Officer Stock Option Plan, as
 amended                                         87,868                     $5.46(a)                 $479,759.28
------------------------------------------------------------------------------------------------------------------------
Shares issuable upon exercise of
 options available for grant under
 the 1997 Non-Officer Stock Option
 Plan, as amended                               362,132                     $9.66(b)                 $ 3,498,195
------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering                                                                  $ 9,773,954
 Price
------------------------------------------------------------------------------------------------------------------------
                                                                                                       x .000278
------------------------------------------------------------------------------------------------------------------------
Registration Fee                                                                                     $  2,780.00
========================================================================================================================

     (a) Weighted average exercise price

     (b) Nasdaq National Market average of the high and low price closing price of Registrant's Common Stock within the five business days prior to February 17, 1999.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                          INCORPORATION BY REFERENCE

     The following documents filed by Rogue Wave Software, Inc., a Delaware corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The contents of Registration Statement on Form S-8 No. 333-16749 filed with the Securities and Exchange Commission on November 25, 1996 and of Registration Statement on Form S-8 No. 333-48525 filed with the Securities and Exchange Commission on March 24, 1998;

     (b) The Company's latest annual report on Form 10-K filed on December 10, 1998 with the Commission pursuant to Rule 14a-3(c) of the Securities Exchange Act of 1933, as amended (the "Exchange Act");

     (c) The Company's latest quarterly report on Form 10-Q for the quarter ended December 31, 1998.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report referred to in (a) above;

     (e) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on October 4, 1996, as amended through the date hereof; and

     (f) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered pursuant to the 1996 Equity Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, and the 1997 Non-Officer Equity Incentive Plan, as amended will be passed upon for the Company by Cooley Godward llp.

                                   EXHIBITS

Number    Description
------    -----------

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of KPMG LLP.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to Signature page.

99.1/(1)/ 1996 Equity Incentive Plan, as amended.

99.2/(1)/ Employee Stock Purchase Plan, as amended.

99.3      1997 Non-Officer Equity Incentive Plan, as amended.
_______________
/1/ Filed as an exhibit to the Proxy Statement on Schedule 14A, filed December 10, 1998 and incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on February 19, 1999.

                                    Rogue Wave Software, Inc.

                                    By: /s/ Michael Scally
                                        ----------------------------
                                        Michael Scally
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Scally and Robert M. Holburn, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                        Title                                       Date
   /s/ Thomas Keffer                                Chairman of the Board                       February 19, 1999
-----------------------------------------------
   Thomas Keffer

   /s/ Michael Scally                               President, Chief Executive Officer and      February 19, 1999
-----------------------------------------------     Director(Principal Executive Officer)
   Michael Scally

   /s/ Robert M. Holburn, Jr.                       Vice President, Chief Financial Officer     February 19, 1999
-----------------------------------------------     and Secretary (Principal Financial and
   Robert M. Holburn, Jr.                           Accounting Officer)

   /s/ Thomas M. Atwood                             Director                                    February 19, 1999
-----------------------------------------------
   Thomas M. Atwood

   /s/ Louis C. Cole                                Director                                    February 19, 1999
-----------------------------------------------
   Louis C. Cole

   /s/ Richard P. Magnuson                          Director                                    February 19, 1999
-----------------------------------------------
   Richard P. Magnuson

   /s/ Thomas H. Peterson                           Director                                    February 19, 1999
-----------------------------------------------
   Thomas H. Peterson

                                 EXHIBIT INDEX
Exhibit
Number    Description
-------   -----------

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of KPMG LLP.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney.  Reference is made to Signature page.

99.1/(1)/ 1996 Equity Incentive Plan, as amended.

99.2/(1)/ Employee Stock Purchase Plan, as amended.

99.3      1997 Non-Officer Equity Incentive Plan, as amended.

_______________
/(1)/ Filed as an exhibit to the Proxy Statement on Schedule 14A, filed December
      10, 1998 and incorporated herein by reference.